EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our report dated March 10, 2009, (October 16, 2009, as to the effects of the retrospective application of FSP APB 14-1, SFAS No. 160, and FSP EITF 03-6-1 as disclosed in Note 2), relating to the consolidated financial statements of Vornado Realty L.P., and our report dated March 10, 2009 relating to the effectiveness of Vornado Realty L.P.’s internal control over financial reporting, appearing in this Current Report on Form 8-K of Vornado Realty L.P.:

Vornado Realty Trust and Vornado Realty L.P. (Joint Registration Statements):

Amendment No. 4 to Registration Statement No. 333-40787 on Form S-3

Amendment No. 4 to Registration Statement No. 333-29013 on Form S-3

Registration Statement No. 333-108138 on Form S-3

Registration Statement No. 333-122306 on Form S-3

Registration Statement No. 333-138367 on Form S-3

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey

October 16, 2009